Exhibit 11

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of W Candy, Inc. (the "Company") for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Brian Shenkman, as Chief Executive Officer and as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 9, 2003

By Brian Shenkman

/s/ Brian Shenkman

President, CEO, CFO

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to W Candy, Inc. and will be retained by W Candy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.